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                                                                       EXHIBIT 8

                                                                November 1, 1995

First Financial Caribbean Corporation
1159 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920

     RE: FIRST FINANCIAL CARIBBEAN CORPORATION
         REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

     We have acted as counsel for First Financial Caribbean Corporation (the "Company") in connection with a Registration Statement on Form S-3, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission on or about November 2, 1995 for the purpose of registering under the Securities Act of 1933, as amended, 1,610,000 shares of Common Stock, $1.00 par value, of the Company.

     We have examined the prospectus contained in the Registration Statement (the "Prospectus") and have reviewed the summary of certain federal and Puerto Rico income tax considerations of the proposed offering described in the Prospectus (the "Summary") appearing under the captions "Certain Federal Income Tax Considerations" and "Certain Puerto Rico Income Tax Considerations." We have also reviewed such other documents and instruments and as we have considered necessary for the purpose of this opinion. In addition, we have relied on certificates of officers of the Company as to certain factual matters.

     It is our opinion that the statements of law contained in the Summary, subject to the limitations stated in the Summary and below, while not purporting to discuss all possible federal and Puerto Rico income tax ramifications of the offering, are accurate statements of the principal federal and Puerto Rico tax consequences to the investors who may participate in the offering described in the Prospectus.

     Our opinion is based upon the review of the Prospectus and of applicable federal and Puerto Rico income tax statutes, regulations, rulings and decisions, as now in effect. A change in any of the foregoing could necessitate a change in our opinion. In addition, our opinion pertains only to the accuracy of the statements of law contained in the Summary. As to statements of fact, we are relying upon your representation that such factual statements are accurate.

                                          Very truly yours,

                                          Pietrantoni Mendez & Alvarez